UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 22, 2008
LIBERATOR MEDICAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-05663	87-0267292

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
2979 SE Gran Park Way, Stuart, Florida 34997

(Address of Principal Executive Offices)
(772) 287-2414

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
The information set forth under Item 3.02 of this Current Report on Form 8-K is incorporated by reference in response to this Item 1.01.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 3.02 of this Current Report on Form 8-K is incorporated by reference in response to this Item 2.03.
Item 3.02. Unregistered Sales of Equity Securities.
On May 22, 2008, Liberator Medical Holdings, Inc. (the “Company”) closed a private placement consisting of convertible notes and warrants to purchase an aggregate of 8,750,000 shares of its common stock for gross proceeds of $3.5 million to a single institutional investor, pursuant to a Securities Purchase Agreement, dated as of May 22, 2008 (the “Securities Purchase Agreement”), by and among the Company, the Company’s wholly owned operating subsidiary, Liberator Medical Supply, Inc. (“Liberator Medical Supply”), and the institutional investor. The notes are convertible into shares of the Company’s common stock at an initial conversion price of $0.80 per share, subject to adjustment, and mature on May 22, 2010. The notes are senior unsecured obligations of the Company and accrue interest at the rate of 3% per annum, paid semi-annually on each November 15 and May 15. The notes are unconditionally guaranteed by the Liberator Medical Supply. The warrants have a term of 5 years and are exercisable for up to 4,375,000 share of the Company’s common stock at an exercise price $1.00 per share, subject to adjustment. The Company is to use the funds from the private placement to increase its advertising and sales efforts and any resulting increase in General and Administrative expenses.
In connection with the private placement, the Company incurred expenses which included, without limitation, commissions to the placement agent, legal fees and other miscellaneous expenses, of approximately $500,000. In addition, the Company issued a warrant to the placement agent exercisable for up to 350,000 shares of the Company’s common stock on terms substantially similar to the warrants issued in the private placement.
The conversion price of the notes will be reduced if, among other things, the Company issues shares of common stock or securities exercisable, exchangeable or convertible for or into shares of common stock (“common stock equivalents”) at a price per share less than both the conversion price then in effect and $0.75, subject to certain exclusions. The exercise price of the warrants will be reduced if, among other things, the Company issues shares of common stock or common stock equivalents at a price per share less than both the exercise price then in effect and the closing sale price of the Company’s common stock for any of the 10 consecutive trading days immediately preceding such issuance, subject to certain exclusions.
The Company did not use any form of advertising or general solicitation in connection with the sale of the notes and the warrants. The sale of the notes and the warrants was made in reliance on an exemption provided by Section 4(2) of the Securities Act of 1933, as amended.

The notes, the warrants, the shares of common stock issuable upon conversion of the notes, and the shares of common stock issuable upon exercise of the warrants (collectively, the “Securities”) have not been registered under the Securities Act and may not be offered or sold in the United States absent registration under the Securities Act and applicable state securities laws or an applicable exemption from those registration requirements, and all certificates representing the Securities are imprinted with a restrictive legend to that effect.
Pursuant to the terms of the registration rights agreement entered into between the Company and the institutional investor in the private placement, the Company agreed to file a registration statement with the United States Securities and Exchange Commission covering the shares issuable upon conversion of the notes and upon exercise of the warrants sold in the offering by July 30, 2008 (the “filing deadline”) and to use commercially reasonable efforts to cause the registration statement to be declared effective within 60 days (or 90 days upon receipt of comments from the SEC after the filing of such registration statement) after the filing deadline, subject to the Company’s right to delay such obligations under certain circumstances. In the event the Company fails to meet its obligations, it will be subject to customary penalties.
The description of the private placement in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the Securities Purchase Agreement filed as Exhibit 4.1, the Form of Senior Convertible Note filed as Exhibit 4.2, the Form of Warrant filed as Exhibit 4.3, the Form of Registration Rights Agreement filed as Exhibit 4.4 and the Form of Guaranty filed as Exhibit 4.5 to this Current Report on Form 8-K (collectively, the “Transaction Documents”), all of which are incorporated herein by reference. The Transaction Documents have been included to provide investors and security holders with information regarding their terms. They are not intended to provide any other factual information about the Company or Liberty Medical Supply. The Transaction Documents contain certain representations, warranties and indemnifications resulting from any breach of such representations or warranties. Investors and security holders should not rely on the representations and warranties as characterizations of the actual state of facts because they were made only as of the respective dates of the Transaction Documents. In addition, information concerning the subject matter of the representations and warranties may change after the respective dates of the Transaction Documents, and such subsequent information may not be fully reflected in the Company’s public disclosures.
On May 22, 2008, the Company issued a press release announcing the private placement. A copy of this press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

Exhibit 4.1
Securities Purchase Agreement, dated as of May 22, 2008, by and among Liberator Medical Holdings, Inc., as issuer, Liberator Medical Supply, Inc., as guarantor, and the investors listed on the Schedule of Buyers attached thereto.

Exhibit 4.2	Form of Senior Convertible Note.

Exhibit 4.3	Form of Warrant.

Exhibit 4.4	Form of Registration Rights Agreement.

Exhibit 4.5	Form of Guaranty.

Exhibit 99.1	Press release issued May 22, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERATOR MEDICAL HOLDINGS, INC.
Registrant
Dated: May 27, 2008	/s/ Mark A. Libratore
Mark A. Libratore, President

EXHIBIT INDEX

Exhibit 4.1
Securities Purchase Agreement, dated as of May 22, 2008, by and among Liberator Medical Holdings, Inc., as issuer, Liberator Medical Supply, Inc., as guarantor, and the investors listed on the Schedule of Buyers attached thereto.

Exhibit 4.2	Form of Senior Convertible Note.

Exhibit 4.3	Form of Warrant.

Exhibit 4.4	Form of Registration Rights Agreement.

Exhibit 4.5	Form of Guaranty.

Exhibit 99.1	Press release issued May 22, 2008.